UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2009

SECURITY BANK CORPORATION

(Exact Name of Registrant as Specified in Charter)

Georgia	000-23261	58-2107916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4219 Forsyth Road

Macon, Georgia 31210

(Address of Principal Executive Offices, including Zip Code)

(478) 722-6200

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Security Bank Corporation (“Security Bank”) has six banking subsidiaries. On April 17, 2009, five of the six banking subsidiaries, Security Bank of Bibb County, Security Bank of Gwinnett County, Security Bank of Jones County, Security Bank of North Metro and Security Bank of Houston County (each a “Bank” and collectively the “Banks”), entered into an Order to Cease and Desist (the “Orders”) with the Federal Deposit Insurance Corporation (the “FDIC”) and the Georgia Department of Banking and Finance (the “Department”). The final Orders, dated April 17, 2009, are specific to each Bank, but contain many similar provisions and requirements, some of which are summarized below.

The summary descriptions of the Orders set forth below in this Item 1.01 are qualified in their entirety by the actual Orders, which are attached as Exhibits 10.1-10.5 and are incorporated by reference herein.

Under the terms of the Orders, each of the Banks has agreed, among other things, to some or all of the following provisions:

•	Increase participation of the Board of Directors in the affairs of the Bank and establish a Board committee to oversee the Bank’s compliance with the Order

•	Have and retain qualified management

•	Increase and maintain capital levels

•	Review the adequacy of the allowance for loan and lease losses (“ALLL”) and establish a comprehensive policy for determining the adequacy of the ALLL

•

Review, revise and adopt a written liquidity, contingency funding and funds management policy; implement adequate models for managing liquidity; and calculate monthly the liquidity and dependency ratios for Board review

•	Take specified actions with regard to brokered deposits

•	Refrain from paying cash dividends without the prior written consent of the FDIC

•	Take specific actions to reduce the level of assets classified “Substandard”

•

Refrain from extending any additional credit to, or for the benefit of, any borrower who has a loan or other extension of credit from the Bank that has been charged off or classified in a certain specified manner and is uncollected

•	Revise, adopt, and implement a written lending, underwriting and collection policy and adopt and implement a policy limiting the use of loan interest reserves

•	Take specified actions to reduce certain concentrations of credit

•	Prepare and submit to its supervisory authorities its written strategic plan consisting of long-term goals and strategies

•	Eliminate and/or correct all violations of law, regulations and contraventions of FDIC Statements of Policy as discussed in applicable reports and take all necessary steps to ensure future compliance

•	Furnish quarterly progress reports to the banking regulators

Deposit and retirement accounts continue to be insured for a minimum of $250,000 per depositor by the FDIC through December 31, 2009. Because each of the Banks is participating in the FDIC’s Transaction Account Guarantee Program, most types of checking accounts are insured without limit.

Item 2.02	Results of Operations and Financial Condition.

On April 24, 2009, Security Bank issued a press release to announce its financial results for the quarter ended March 31, 2009 and to announce the Banks’ entry into the Orders.

                Pursuant to General Instruction F to Current Report on Form 8-K, the press release is attached to this Current Report as Exhibit 99.1 and only those portions of the press release related to the historical results of operations of Security Bank and its subsidiaries for the quarter ended March 31, 2009 are incorporated into this Item 2.02 by reference. The information contained in this Item 2.02, including the information set forth in the press release filed as Exhibit 99.1 to, and incorporated in, this Current Report, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Exhibit 99.1 furnished pursuant to this Item 2.02 shall not be incorporated by reference into any registration statement or other documents pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act except as otherwise expressly stated in any such filing.

Item 8.01.	Other Events.

On November 14, 2008, Security Bank filed an application to participate in the Capital Purchase Program administered by the U.S. Department of the Treasury under the Troubled Asset Relief Program. Because of the issuance of the Orders and the changes in the Treasury’s Capital Purchase Program, on April 23, 2009, the Company withdrew its application to participate in the Capital Purchase Program.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Order to Cease and Desist between Security Bank of Bibb County and the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance

10.2	Order to Cease and Desist between Security Bank of Gwinnett County and the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance

10.3	Order to Cease and Desist between Security Bank of Jones County and the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance

10.4	Order to Cease and Desist between Security Bank of North Metro and the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance

10.5	Order to Cease and Desist between Security Bank of Houston County and the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance

99.1	Press Release of Security Bank Corporation, dated April 24, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY BANK CORPORATION

Dated: April 24, 2009	/s/ Tony E. Collins
Tony E. Collins President and Chief Executive Officer

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